LOAN AGREEMENT


This Loan Agreement is entered into on this 14th day of July, 1995, by and between Devono Company Limited, a British Virgin Islands corporation (the "Borrower"), and MasTec, Inc. , a Delaware corporation with its principal place of business located at 8600 N.W. 36th Street, 8th Floor, Miami, Florida 33166 (the "Lender")

                           WITNESSETH:

WHEREAS, the Borrower owns all of the issued and outstanding capital stock of Cempresa, S.A., an Ecuadorian corporation
("Cempresa");

WHEREAS, Cempresa owns 13,157,942 shares or approximately fifty-two and six-tenths percent (52.6%) of the issued and outstanding shares of the common stock of Consorcio Ecuatoriano de Telecomunicaciones S.A. ("Conecell"), an Ecuadorian corporation licensed to operate a mobile cellular telecommunications system and an international teleport system in the Republic of Ecuador;

WHEREAS, the Borrower wishes to obtain a loan from the Lender; and

WHEREAS, the Lender is willing to provide a loan to the Borrower, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the Borrower and the Lender agree as follows:

                                ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular shall have the same meaning when used in the plural and vice versa):

     "Agreement" means this Loan Agreement, as amended, supplemented, or modified from time to time.

     "Cempresa Shares" means two-thousand (2,000) shares representing forty percent (40%) of the issued and outstanding common stock of Cempresa.

     "Conecell Shares" means thirteen million one hundred fifty seven thousand nine hundred forty-two (13,157,942) shares representing fifty-two and six tenths percent (52.6%) of the issued and outstanding common stock of Conecell.

      "Fideicomiso" means that certain trust agreement to be entered into simultaneously herewith by and between the Borrower and the Lender, whereby the Borrower shall place the Cempresa Shares in an Ecuadorian trust for the benefit of Lender.

       "Lender" means MasTec, Inc.

       "Loan" means the Twenty-Five Million Dollars ($25,000,000) being provided by Lender to Borrower under this Agreement.

        "Loan Documents" means this Loan Agreement, the Note, and all other documents evidencing this transaction.

        "Non-Recourse Promissory Note" shall have the meaning assigned to such term in Section 2.4.

        "Dollars" or "$" means the lawful currency of the United
         States of America.

        "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.


                                 ARTICLE II

                        AMOUNT AND TERMS OF THE LOAN

        Section 2.1 Loan; Funding. The Lender agrees on the terms and conditions hereinafter set forth, to make a Loan to the Borrower on the date of this Agreement in the amount of Twenty-Five Million Dollars ($25,000,000). The funding of the Loan by the Lender shall occur upon the execution- of this Agreement in the following manner:

         (i) delivery of a check or wire transfer payable to the Borrower in the amount of Five Million Dollars ($5,000,000); and

         (ii) delivery of a Letter of Credit issued by Shawmut Bank Connecticut, N.A. for the benefit of the Borrower in the amount of Twenty Million Dollars ($20,000,000) and in the form of Exhibit "All attached hereto and made a part hereof (the "Letter of Credit").

The Lender acknowledges and agrees that the amount payable under Letter of Credit represents a portion of the Loan which has been funded as of the date of this Agreement and that the Lender shall not have the right, under any circumstances, to interfere in any way with the payment of the Letter of Credit pursuant to its terms. The Lender hereby waives and relinquishes any and all rights of any kind to exercise set-off or pose counterclaims with regard to the Letter of Credit and shall not obstruct the payment under the Letter of Credit even if an Event of Default (as defined below) were to occur under this Agreement.

        Section 2.2 Payment. The Loan and all accrued and unpaid interest thereon shall be due and payable in full upon the expiration of the Term, as defined herein in Section 2.2; provided however, that the Loan and all accrued and unpaid interest thereon (i) shall be due and payable in full upon the Sale of the Conecell Shares as described in Section 2.7; and (ii) shall be deemed paid in full upon the transfer to the Lender of the Cempresa Shares. Provided that the Sale has not commenced as contemplated in Section 2.7 herein, the Lender shall have the option to accept the Cempresa Shares in satisfaction of the Loan instead of payment in dollars in the amount set forth herein.

        Section 2.3 No Prepayment. The Borrower shall not have the right to prepay the Loan.

        Section 2.4 Interest. The Lender shall be entitled to interest on the unpaid principal amount of the Loan outstanding during the initial Term of this Agreement and any extensions thereof, as follows:

         (i)  During the initial Term, the first one hundred and eighty
         (180) days of this Agreement, the Loan shall bear interest at the annual rate of fifteen percent (15%).

         (ii) In the event that this Agreement is extended for an additional period of ninety (90) days by the Borrower, as provided herein, the Loan shall bear interest at the annual rate of seventeen and one half percent (17.5%)

         (iii) In the event that this Agreement is extended for the second period of ninety (90) days and the final period of forty five (45) days by the Borrower, as provided herein, the Loan shall bear interest at the annual rate of seventeen and one half percent (17.5%).

Interest shall be calculated on the basis of a year of three hundred sixty five (365) days for the actual number of days elapsed. Interest shall be due and payable on the Maturity Date
(as defined in Section 2.5 below).

In no contingency or event whatsoever, whether by reason of advancement of the Loan or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, such rate shall automatically be reduced to the maximum rate permitted by law and Lender shall promptly refund to Borrower any interest received by it in excess of the maximum lawful rate. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

        Section 2.5 Term. This Agreement shall be for an initial term of six (6) months; provided, however, that the initial term may be extended by the Borrower for two (2) separate ninety (90) day-periods by providing the Lender with five (5) days written notice prior to the expiration of an applicable term; provided, however, that the Borrower may extend this Agreement for an additional forty five (45) days in the event that Cempresa shall have entered into an agreement with a purchaser to sell the
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
        Conecell Shares prior to July 14, 1996 (collectively, the "Term"). As used in this Agreement, the "Maturity Date" means the last day of the Term.

        Section 2.6 Note. The Loan made by the Lender under this Agreement shall be evidenced by a Non-Recourse Promissory Note of the Borrower (the "Note") in the principal amount of Twenty Five Million Dollars ($25,000,000), dated as of the date of this Agreement. As described in the Note, in the event of any default by Borrower under this Agreement or the Note, the Lender's sole recourse shall be the Cempresa Shares.

        Section 2.7 Sale of Conecell Shares. The Lender acknowledges and agrees that the Borrower, in its sole and absolute discretion, may authorize and cause Cempresa to sell the Conecell Shares, subject only to the conditions set forth in
        Section 2.8 below. In the event that the Borrower decides to sell the Conecell Shares, the Lender agrees to cooperate with regard to such sale and to execute any documents reasonably deemed necessary or appropriate by the Borrower to effectuate the sale. If the Borrower sells the Conecell Shares during the Term (the "Sale") , at the closing of the Sale the Borrower shall pay the Lender, in satisfaction of any and all amounts owed by Borrower under this Agreement, the following sum: (a) the outstanding principal amount of the Loan plus accrued and unpaid interest thereon; and (b) the net proceeds of the Sale attributable to the Cempresa Shares after deducting (i) the amount payable in (a) above, and (ii) fifty percent (50%) of the difference between the amount payable in (a) above and the net proceeds of the Sale attributable to the Cempresa Shares. As used in this Agreement, "net proceeds" means the gross proceeds received by Cempresa from the Sale of the Conecell Shares, less all applicable fees, taxes, commissions and expenses relating to the Sale.

        Section 2.8 Lender's Rights Regarding Sale. If the purchase price offered to Cempresa (the "Offer") for the Conecell Shares shall be less than Ninety Million Dollars ($90,000, 000), the Lender shall have the right to either (i) match the Offer and acquire the Conecell Shares on the exact terms and conditions of the Offer; or (ii) veto the proposed Sale of the Conecell Shares; provided, however, that Borrower shall have the right, in its sole and absolute discretion, to accept the Offer and sell the Conecell Shares, notwithstanding Lender' s veto rights, if the Borrower shall agree to pay Lender Five Million Dollars ($5,000,000) plus the Loan and any accrued and unpaid interest thereon
        (the "Veto Payment"). The Veto Payment shall be in lieu of any other payments or sums due to the Lender under Section 2.7 above and the Lender shall have no rights to the Cempresa Shares after receipt of the Veto Payment. The Veto Payment shall be due and payable by Borrower at the closing of the Sale of the Conecell Shares. If Borrower intends to sell the Conecell Shares for less than Ninety Million Dollars ($90,000,000), Borrower agrees to provide prior written notice to Lender twenty (20) days prior to the proposed consummation of the Sale of the Conecell Shares.
        Lender shall then have ten (10) days to either match the Offer and acquire the Conecell Shares, as provide in (i) above, or to exercise its veto as provided in (ii) above subject to Borrower's right to pay the Veto Payment. if Lender fails to notify Borrower in writing within the prescribed ten-day (10) period, Lender shall waive its rights to match the Offer, any veto over the Offer and the Veto Payment.

        Section 2.9 "Fideicomiso". In connection with the execution and delivery of this Agreement, the Borrower has executed and delivered to the Lender a Fideicomiso whereby the Borrower has placed all of the Cempresa Shares as security for its obligations under this Agreement and the Note.

                              ARTICLE III

                     CONDITIONS PRECEDENT TO THE LOAN

        Section 3.1 By executing this Agreement, the Lender acknowledges and agrees that the following conditions precedent have been satisfied:

         (i) Lender has received the Note, duly executed and delivered by Borrower;

         (ii) Lender has received the Convenio de Fideicomiso executed by Borrower in favor of Lender, and such other documents, stock powers and stock certificates that Lender has required in connection with the Fideicomiso; and

         (iii) Borrower has demonstrated that it is in good standing in its place of incorporation and in any other jurisdiction where such qualification is necessary or desirable.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

        Section  4.1 Incorporation, Good Standing, and Due Qualific-
        cation.   The Borrower is a corporation duly incorporated, validly
        existing, and in good standing under the laws of the British Virgin Islands; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of such other jurisdiction in which such qualification is required.

        Section 4.2 Corporate Power and Authority. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of such corporation; (ii) contravene such corporation's charter or bylaws; (iii) violate any provision of any law, rule or regulation, order, writ, judgement, injunction, decree, determination, or award presently in effect having applicability to such corporation; (iv) result in a breach of or violation of any other agreement, lease, or instrument to which such corporation may be a party or by which it or its properties may be bound or affected; (v) result in, or require the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by such corporation; or (vi) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgement, injunction, decree, determination, or award or any such indenture, agreement, lease or instrument.

        Section 4.3 Legally Enforceable Agreement. This Agreement and each of the other Loan Documents when delivered will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

        Section 4.4 Valid Title to Cempresa Shares. Borrower has good and valid title to the Cempresa Shares, free and clear of any and all encumbrances, security interests and other adverse claims whatsoever.

        Section 4.5 Valid Title to Conecell Shares. Cempresa has good and valid title to the Conecell Shares, free and clear of any and all encumbrances, security interests and other adverse claims whatsoever, including but not limited to applicable creditor's remedies, pursuant to fraudulent and preferential transfer laws.

        Section 4.6 Cellular License. Conecell has a license to operate a cellular phone service and an international teleport system in the Republic of Ecuador.

                                 ARTICLE V

                                  CLOSING

The closing and funding of the Loan shall occur simultaneously with the execution of this Agreement and the other
Loan Documents.


                                 ARTICLE VI

                             EVENTS OF DEFAULT

          Section 6.1 Events of Default. The entire unpaid principal balance of the Loan, and all other sums owing under this Agreement or any other instrument or document executed by the Borrower in connection with the Loan, shall at the option of the Lender become immediately due and payable upon the occurrence of any one or more of the following events ("Events of Default") , regardless of the cause thereof and whether within or beyond the control of the Borrower:

             (i) If Borrower shall make any representations or warranties in any of the Loan Documents or in any certificate furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished;

             (ii) If Borrower shall default in the observance or performance of any agreement or covenant contained in this Agreement or any of other Loan Document, unless such default is cured within thirty (30) days thereafter;


             (iii) If Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, re-adjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; Borrower shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower for all or a substantial part of its property; Borrower shall make an assignment for the benefit of creditors; or Borrower shall be unable or shall fail to pay its debts generally as such debts become due, or Borrower shall admit, in writing, its inability or failure to pay its debts generally as such debts become due; or

             (iv) If the Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, apply to or petition any tribunal for the appointment of a custodian, receiver, intervenor or trustee for the Borrower or a substantial part of Borrower's assets; or if the Borrower shall commence any proceeding under any bankruptcy, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if any such petition or application shall have been filed or proceeding commenced against the Borrower or if any such custodian, receiver, intervenor or trustee shall have been appointed and the same shall have not been dismissed within sixty (60) days after such filing, commencement or appointment.

                                  ARTICLE VII

                     REMEDIES AND WAIVER OF ANY OTHER RIGHTS

          Section 7.1 Remedies. Upon the occurrence or existence of any Event of Default, Lender's sole and exclusive remedy shall be to take possession of the Cempresa Shares pursuant to the Fideicomiso. The Lender hereby acknowledges and agrees to waive any and all other rights or remedies that Lender may have under the laws of the Republic of Ecuador, the United States of America and any other applicable jurisdiction to collect the proceeds of the Loan, including principal and accrued interest thereon, or to enforce any claim whatsoever against the Borrower due to Borrower's Default. The parties hereto acknowledge and agree that the foregoing waiver by Lender does not intend to limit any rights which the Lender may acquire as a shareholder in the event the Lender becomes a shareholder of Cempresa, including the rights of first refusal described in Section 8.1.

                                 ARTICLE VIII

                            RIGHT OF FIRST REFUSAL

          Section 8.1 Right of First Refusal. In the event that the Lender shall become a shareholder of Cempresa pursuant to Section 7.1 of this Agreement, the Borrower and the Lender shall grant to each other a right of first refusal with regard to their respective share interests in Cempresa. The right of first refusal shall provide that either party must provide the other with written notice at least twenty
          (20) days prior to the sale of their respective shares to a third party. The party receiving the notice shall have ten
          (10) days to purchase the other party's shares on the same terms as that being contemplated.

                                 ARTICLE IX

                                MISCELLANEOUS

          Section 9.1 Entirety. This Agreement, including the other documents referred to herein, which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior oral or written agreements and understandings between the parties with respect to such subject matter.

          Section 9.2 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 9.3 Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing via telecopy with a confirmation by mail, or delivered, as to each party, at such address as contained herein.

          Section 9.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and shall not be assignable or transferred by either without the written consent of the other party hereto.

          Section 9.5 Governing Law; Jurisdiction. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Florida. To the fullest extent permitted by law, the Borrower and the Lender submit to the jurisdiction of the state and federal courts in the State of Florida for the purposes of any action or proceeding relating to this Agreement or any other Loan Document, and agree that the venue of any such action or proceeding may be laid in Dade

          County, Florida, and waive any claim that the same is an inconvenient forum. No provision of this Agreement shall limit the Lender's right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction.

          Section 9.6 Service of Process. The Borrower hereby irrevocably appoints C.T. Corporation (the "Process Agent"), with an off ice on the date hereof at 1200 South Pine Island Road, Plantation, Florida 33324, as its agent to receive on its behalf service of copies of any summons and complaint and any other process which may be served in any action or proceeding, provided that a copy of such process is also mailed, to the Borrower at its address specified herein. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.

          Section 9.7 Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.


              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or legal representatives thereunto duly authorized, as of the date first above written.


          DEVONO COMPANY LIMITED, the
          Borrower.



          By:  /s/  Simon Parra
          ----------------------------------------------
          SIMON PARRA, Legal Representative
          Road Town
          Post Office Box No. 71
          Tortola, British Virgin Islands



          MASTEC, INC., the  Lender.


          By:    /s/   Jorge Mas
          ---------------------------------------------
          8600 N.W 36th Street
          8th Floor
          Miami, FL 33166


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